[LOGO]    EXHIBIT 10.6
April 23, 2026
Ethan Brown
Chief Executive Officer
Beyond Meat Inc.
888 North Douglas Street, Suite 100
El Segundo, California 90245

Re:    Agreement for Interim Management Services – Addendum 3

Dear Mr. Brown:

This letter is addendum 3 (“Addendum 3”) to the agreement between AP Services, LLC (“APS”) and Beyond Meat Inc. (the “Company”) dated August 6, 2025 (the “Engagement Letter”). Unless otherwise modified herein, the terms and conditions of the Engagement Letter shall remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Engagement Letter.

Background

The Company advised APS that Mr. Jonathan Nelson, the current Chief Operations Officer (“Ops Officer”) of the Company will be departing on May 17, 2026. The Ops Officer position is one that reports to Mr. John Boken as the CTO. The Company has requested that Mr. Boken assume the duties of the Ops Officer on an interim basis effective May 17, 2026 (“Expanded Interim Duties”).

Expanded Interim Duties

Subject to
•APS's internal approval from its Risk Management Committee; and
•receipt of a copy of the signed Board of Directors’ resolution (or similar document as required by the Company's governance documents) as official confirmation;  and
•confirmation that the Company has a Directors and Officers Liability insurance policy in accordance with the General Terms and Conditions regarding Directors and Officers Liability Insurance coverage;

In addition to the CTO role outlined in the Engagement Letter, APS will provide John Boken to perform the Expanded Interim Duties, including overseeing manufacturing operations, procurement, and related matters involving production on a global basis. Mr. Boken will continue to report to the Company’s Chief Executive Officer.

The Company shall continue to compensate APS for its services, and reimburse APS for expenses, as set forth on Schedule 1 of the Engagement Letter.

We look forward to working with you.
Sincerely yours,

/s/John Boken	[alixPartners2ndEngagementLeadSignature_PsOnLBK]	[alixPartners3rdEngagementLeadSignature_hoUXC0R]
John Boken
Partner & Managing Director

[LOGO]

For and on behalf of AP Services, LLC

Agreement and acceptance confirmed

By:/s/ Ethan Brown
Its: CEO
Dated: 5/4/2026
For and on behalf of Beyond Meat Inc.